                                  WARRANT AGREEMENT

                                       between

                                   PROGENITOR, INC.

                                         and

                                   [WARRANT AGENT]

                         Dated as of __________________, 1997

    This Agreement, dated as of _______________, 1997, is between Progenitor, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a _________________ (the "Warrant Agent").

                                       RECITALS

    The Company, at or about the time that it is entering into this Agreement, proposes to issue and sell in a public offering up to 3,162,500 Units ("Units") (including up to 412,500 Units if the Underwriters' over-allotment option is exercised in full). Each Unit consists of one share of common stock, $.001 par value, of the Company ("Common Stock") and one redeemable Warrant (collectively, the "Warrants"), each Warrant exercisable to purchase one share of Common Stock for $___________, upon the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement.

    The Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and redemption of the Warrants, the issuance of certificates evidencing the Warrants to be issued under this Agreement (the "Warrant Certificates") and the exercise of the Warrants.

    The Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof ("Warrantholders") and to set forth the respective rights and obligations of the Company and the Warrant Agent. Each Warrantholder is an intended beneficiary of this Agreement with respect to the rights of Warrantholders herein.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for the purpose of defining the terms and provisions of the Warrants and the Warrant Certificates and the respective rights and obligations thereunder of the Company, the Warrantholders and the Warrant Agent, the parties hereto agree as follows:

    SECTION 1.     APPOINTMENT OF WARRANT AGENT

    The Company appoints the Warrant Agent to act as agent for the Company in accordance with the instructions in this Agreement and the Warrant Agent accepts such appointment.

    SECTION 2.     DATE, DENOMINATION AND EXECUTION OF WARRANT CERTIFICATES

    The Warrant Certificates (and the Form of Election to Purchase and the Form of Assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially in the form attached hereto as EXHIBIT A (the provisions of which are hereby incorporated herein), and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the

Common Stock (or other securities issuable upon exercise of the Warrants) or the Warrants may be listed or any automated quotation system, or to conform to usage. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase, on or before the close of business on _____________, 2002 (the "Expiration Date"), one fully paid and non-assessable share of Common Stock for each Warrant evidenced by such Warrant Certificate for $_____________ (the "Exercise Price"), in each case subject to the adjustments provided in Section 6 hereof. Each Warrant Certificate issued as a part of a Unit offered to the public as described in the recitals, above, shall be dated the date of issuance thereof; each other Warrant Certificate shall be dated the date on which the Warrant Agent receives valid issuance instructions from the Company or a transferring holder of a Warrant Certificate or, if such instructions specify another date, such other date.

    For purposes of this Agreement, the term "close of business" on any given date shall mean 5:00 p.m., New York Time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., New York Time, on the next succeeding business day. For purposes of this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York are authorized or obligated by law to be closed.

    Each Warrant Certificate shall be executed on behalf of the Company by the Chief Executive Officer or its President or a Vice President, either manually or by facsimile signature printed thereon, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Warrant Certificate shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.

    SECTION 3.     SUBSEQUENT ISSUE OF WARRANT CERTIFICATES

    Subsequent to their original issuance, no Warrant Certificates shall be reissued except (i) Warrant Certificates issued upon transfer thereof in accordance with Section 4 hereof, (ii) Warrant Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to Section 4 hereof, (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 5 hereof,
(iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 7 hereof, and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares or securities purchasable thereunder pursuant to Section 22 hereof. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of Sections 4, 5, 7 and 22, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant


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

Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.

    SECTION 4.     TRANSFERS AND EXCHANGES OF WARRANT
                   CERTIFICATES

    The Warrant Agent will keep or cause to be kept at its stock transfer office in _____________________ ("Stock Transfer Office") books for registration of ownership and transfer of the Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate.

    The Warrant Agent shall, from time to time, register the transfer of any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed with such signature guaranteed by a member of the Medallion Stamp Program and such supporting documentation as the Warrant Agent or the Company may reasonably require, to the Warrant Agent at its Stock Transfer Office at any time on or before the Expiration Date, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax. Payment of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

    Upon receipt of a Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent shall promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to such transferee; PROVIDED, HOWEVER, that in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Warrants not so transferred.

    Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

    SECTION 5.     MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES

    Upon receipt by the Company and the Warrant Agent (i) of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, and (ii) in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, (iii) in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, then: the Warrant Agent shall countersign and deliver a new Warrant Certificate of like tenor for the same number of Warrants.

    SECTION 6. ADJUSTMENTS OF NUMBER AND KIND OF SHARES PURCHASABLE AND EXERCISE PRICE

    The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

         A. Subject to the exceptions referred to in Subsection J below, in case the Company shall, at any time or from time to time after the date hereof,
(1) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of such shares, (3) combine its outstanding shares of Common Stock into a smaller number of such shares, or (4) sell any shares of Common Stock for a consideration per share less than the Market Price (as defined in Subsection G below) on the date of such sale (any such payment, distribution, subdivision, combination or sale being referred to as a "Change of Shares") then, and thereafter upon each further Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration, if any, received (determined as provided in Subsection I(e) below) for the issuance of such additional shares would purchase at the Market Price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

    Upon each adjustment of the Exercise Price pursuant to this clause (ii) of this Subsection A, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest one-hundredth; provided, however, that in no event shall the aggregate Exercise Price increase as a result of such rounding calculation) purchasable at the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

    Any adjustment made pursuant to this Subsection A shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination or sale, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Subsection A, the holder of any Warrant Certificate thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive if made in good faith and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

         B. In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection A above or Subsection D below), any Warrantholder, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive if made in good faith and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section 6 with respect to the rights and interests thereafter of the Warrantholders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this
Section 6 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants. The above provisions of this Subsection B shall similarly apply to successive reorganizations or reclassifications.

         C. Whenever the Exercise Price or the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 6, the Company will promptly file with the Warrant Agent a certificate signed by the Chief Executive Officer or the President or a Vice President of the Company and by the Chief Financial Officer or the Secretary or an Assistant Secretary of the Company setting forth (i) the Exercise Price and the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, (ii) a statement that such adjustments in the Exercise Price or the number or kind of shares or other securities or property, as the case may be, conform to the requirements of this Section 6, and (iii) a statement showing in detail the method of calculation and the facts upon which such adjustment or readjustment is based. Promptly after receipt of such certificate, the Company, or the Warrant Agent at the Company's request, will deliver, by first-class, postage prepaid mail, a copy of such certificate (to be supplied by the Company) to the registered holders of the outstanding Warrant Certificates; PROVIDED, HOWEVER, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 6; and PROVIDED,

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

FURTHER, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 12 hereof.

         D. In case of any consolidation of the Company with, or merger of the Company into, another corporation or entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale, lease or conveyance to any other person or entity of the property of the Company as an entirety or substantially as an entirety, the Company shall not effect any such consolidation merger, sale, lease or transfer unless prior to or simultaneously with the consummation thereof the corporation or entity formed by such consolidation or merger or the person or entity which shall have acquired or leased such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing (i) that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale, lease or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or transfer and (ii) for the assumption by such successor or purchaser of all other obligations of the Company under this Agreement. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6. The above provision of this Subsection D shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

    The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation, merger, sale, lease or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 20 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

         E. Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Agreement.

         F. The Company shall retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, and not disapproved by the Warrant Agent, to make any computation required under this Section 6, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section 6.

         G. For the purpose of this Section 6, the following terms shall have the meaning stated in this Subsection G. "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company, as amended, at the date of this Agreement, (ii) in the case of any consolidation, merger, sale, lease or transfer of the character referred to in Subsection D of this Section 6, the stock, securities or property provided for in such Subsection, or (iii) any other class of stock resulting from successive changes or reclassification of such Common Stock or consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section 6, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 6, and all other provisions of this Agreement, with respect to the Common Stock, shall apply on like terms to any such other shares. "Market Price" shall have the meaning set forth in Section 7E, except that for all purposes of this Section 6, the time periods set forth in the definition thereof shall be 10 consecutive trading days.

         H. The Company may, from time to time and to the extent permitted by law, reduce the exercise price of the Warrants by any amount for a period of not less than 20 days or extend the Expiration Date. If the Company so reduces the exercise price of the Warrants, or extends the Expiration Date, it will give not less than 15 days' notice of such decrease or extension (as the case may be), which notice may be in the form of a publicly disseminated press release, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price or relating to the extension of the Expiration Date.

         I. For purposes of Subsection A hereof, the following provisions (a) to (e) shall also be applicable:

              (a) In the case of the sale by the Company of any units, the allocation of the offering price of the units between the Common Stock portion of such unit and any other portion of such unit will be determined by the Board of Directors of the Company acting in good faith after consultation with an independent financial adviser.

              (b) In case of (1) the sale by the Company for cash (or as a component of a unit being sold for cash) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration, if any, received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the Market Price of the Common Stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Subsection A hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

              (c) In case of the sale by the Company for cash of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the Market Price of the Common Stock on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Subsection A hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

              (d) In case the Company shall modify the rights of conversion, exchange or exercise of any of the securities referred to in (b) or (c) above or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than the Market Price on the date immediately prior to such modification, the Exercise Price to be in effect after such modification shall be determined by multiplying the Exercise Price in effect immediately prior to such modification by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date prior to the modification plus the number of shares of Common Stock which the aggregate consideration receivable by the Company for the securities affected by the modification would purchase at the Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock to be issued upon conversion, exchange or exercise of the modified securities at the modified rate. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities referred to in (b) or (c) above, the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have obtained (i) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (ii) had adjustments been made on the basis of the Exercise Price as adjusted under clause (i) for all transactions (which would have affected such adjusted Exercise Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

              (e) In case of the sale for cash of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company theretofore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

         J. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of: (i) the issuance of shares of Common Stock upon the sale or exercise in whole or part of any Warrant or any other Warrant issued in connection with a firm commitment underwritten initial public offering of the Company; (ii) the issuance or exercise of shares of Common Stock or any other securities which may now or hereafter be granted or exercised under the Company's 1992 Stock Option Plan, 1996 Stock Incentive Plan, 1996 Employee Stock Purchase Plan and 1997 Stock Option Plan (the "Plans") or under any other employee benefit plan of the Company approved by the Company's board of directors; (iii) the sale of any shares of Common Stock and/or any Convertible Securities in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; (iv) the issuance or sale of shares of Common Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such Common Stock or Convertible Securities and whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrant or were thereafter issued or sold; (v) the issuance or sale of shares of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; (vi) the issuance of shares of Common Stock in connection with a bona fide merger, acquisition or other similar transaction involving the Company or a subsidiary of the Company with or into a corporation or other entity if the board of directors of the Company has obtained a fairness opinion with respect to the issuance of such Common Stock from a nationally recognized investment bank indicating that the financial terms of such merger, acquisition or other similar transaction are fair to the Company when taken as a whole; or (vii) the issuance of shares of Common Stock in connection with a bona fide private placement transaction not involving purchasers or placement agents affiliated with the Company or any affiliate of the Company if (A) the discount to market is not greater than 20% and (B) the Company has obtained a fairness opinion with respect to the issuance thereof from a nationally recognized investment banking firm stating that the financial terms of such transaction are fair to the Company when taken as a whole.

    SECTION 7.     EXERCISE AND REDEMPTION OF WARRANTS

    Unless the Warrants have been redeemed as provided in this Section 7, the registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in part from time to time at or prior to the close of business, on the Expiration Date, subject to the provisions of Section 9, at which time the Warrant Certificates shall be and become wholly void and of no value. Warrants may be exercised by their holders or redeemed by the Company as follows:

         A. Exercise of Warrants shall be accomplished upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Election to Purchase on the reverse side thereof duly filled in and executed, to the Warrant Agent at its Stock Transfer Office, together with payment to the Company of the Exercise Price (as of the date of such surrender) of the Warrants then being exercised. Payment of the Exercise Price may be made by wire transfer of same day funds to an account in a bank designated by the Company for such purpose, or by certified or bank cashier's check, payable in lawful money of the United States of America to the order of the Company, or by any combination of such methods. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant.

         B. Upon receipt of a Warrant Certificate, with the Form of Election to Purchase duly filled in and executed, accompanied by payment of the Exercise Price of the Warrants being exercised (and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise), the Warrant Agent shall promptly request from the Transfer Agent with respect to the securities to be issued and shall promptly, and in any event within five business days thereof, deliver to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with cash made available by the Company pursuant to Section 8 hereof in respect of any fraction of a share of such securities otherwise issuable upon such exercise. If the Warrant is then exercisable to purchase property other than securities, the Warrant Agent shall take appropriate steps to cause such property to be delivered as soon as practicable to or upon the order of the registered holder of such Warrant Certificate. In addition, if it is required by law and upon instruction by the Company, the Warrant Agent will deliver to each Warrantholder a prospectus which complies with the provisions of Section 10 of the Securities Act of 1933, as amended, and the Company agrees to supply the Warrant Agent with a sufficient number of prospectuses to effectuate that purpose.

         C. In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of such Warrant Certificate, or to his duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

         D. Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon which the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares as of, and the certificate for such shares shall be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether before, on or after the Expiration Date) and the Warrant Agent shall be under no duty to deliver the certificate for such shares until such date.

         E. The Warrants outstanding at the date fixed for redemption may be redeemed at the option of the Company, in whole or in part on a pro rata basis, at a price equal to $0.01 per Warrant (the "Redemption Price") at any time after the date falling six months from the date of first issuance of the Warrants issued in the public offering as described in the recitals if, at the time notice of such redemption is given by the Company as provided in Subsection F below, the Market Price equals or exceeds $__________. For purposes of this Subsection E, "Calculation Date" shall mean a date within three days of the mailing of the notice of redemption, as provided in Subsection F below. "Market Price" shall mean the average last reported sale price of the Common Stock, for the 30 consecutive trading days ending on the Calculation Date, as reported by the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or by Nasdaq, if the Common Stock is traded on the Nasdaq National Market, or, if not listed on the Nasdaq National Market or traded on any such exchange, the average of the bid and asked price per share on Nasdaq or, if such quotations are not available, the fair market value per share of the Common Stock as reasonably determined by the Board of Directors of the Company. In the event the Company exercises its right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date fixed for redemption. As of the date fixed for redemption, the holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at the Stock Transfer Office of the Warrant Agent.

         F. Notice of redemption of Warrants shall be given at least 30 days but not more than 60 days prior to the redemption date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Warrant Agent and to all of the holders of record of Warrants at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the holder of record to the Warrant Agent.

         G. From and after the redemption date, all rights of the Warrantholders (except the right to receive the Redemption Price) shall terminate, but only if (a) no later than one day prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent as paying agent a sufficient amount to pay on the redemption date the Redemption Price for all Warrants called for redemption and (b) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent no later than one day prior to the redemption date.

         H. The Warrant Agent shall pay to the holders of record of redeemed Warrants all monies received by the Warrant Agent for the redemption of Warrants to which the holders of record of such redeemed Warrants who shall have surrendered their Warrants are entitled.

         I. Any amounts deposited with the Warrant Agent that are not required for redemption of Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent that shall be unclaimed after six months after the redemption date may be withdrawn by the Company, and thereafter the holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent and the holders of redeemed Warrants shall have no right to any such interest.

         J. If the Company fails to make a sufficient deposit with the Warrant Agent as provided above, the holder of any Warrants called for redemption may at the option of the holder (a) by notice to the Company declare the notice of redemption a nullity as to such holder, or (b) maintain an action against the Company for the Redemption Price. If the holder brings such an action, the Company will pay reasonable attorneys' fees of the holder. If the holder fails to bring an action against the Company for the Redemption Price within 60 days after the redemption date, the holder shall be deemed to have elected to declare the notice of redemption to be a nullity as to such holder and such notice shall be without any force or effect as to such holder. Except as otherwise specifically provided in this Subsection J, a notice of redemption, once mailed by the Company as provided in Subsection F shall be irrevocable.

    SECTION 8.     FRACTIONAL INTERESTS

    The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants. If any fraction (calculated to the nearest one-hundredth) of a Warrant or a share of securities would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company shall, at its option, either purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the Market Price, except that for all purposes of this Section 8, the time periods set forth in the definition thereof shall be the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise in accordance with Section 7 hereof or issue the required, fractional Warrant or share. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant, except as expressly provided in this Section 8.

    SECTION 9.     RESERVATION AND LISTING OF EQUITY SECURITIES

    The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued equity securities, solely for the purpose of issue upon exercise of the Warrants, such number of shares of equity securities of the Company, including the Common Stock, as shall then be issuable upon the exercise of all outstanding Warrants ("Equity Securities"). The Company covenants that all Equity Securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable.

    The issuance of the Units, the Common Stock and the Warrants included in the Units and the Equity Securities to be delivered upon the exercise of the Warrants have been registered under the Securities Act pursuant to the Company's Registration Statement on Form S-1 (Registration No. 333-05369). The Company covenants and agrees that from and after the date hereof: (a) it will use its best efforts to the extent required under applicable law either (i) to maintain the effectiveness of the Registration Statement through the Expiration Date or until such time as no Warrants remain outstanding or (ii) to prepare and file with the Securities and Exchange Commission a registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement with respect to the Equity Securities to be delivered upon the exercise of the Warrants effective and current from the date of issuance thereof through the Expiration Date or until such earlier time as no Warrants remain outstanding; (b) as expeditiously as possible, it will register or qualify the Equity Securities to be delivered upon exercise of the Warrants under the securities or Blue Sky laws of each jurisdiction in which such registration or qualification is necessary and use its best efforts to maintain all such registrations or qualifications in effect from the date of issuance thereof through the Expiration Date or until such earlier time as no Warrants remain outstanding; PROVIDED, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject; (c) it will pay all expenses incurred by the Company in complying with this Section 9, including, without limitation, (i) all registration and filing fees, (ii) all printing expenses,
(iii) all fees and disbursements of counsel for the Company and independent public accountants, (iv) all NASD and Blue Sky fees and expenses (including fees and expenses of counsel in connection with any Blue Sky surveys), and (v) the entire expense of any special audits incident to or required by any such registration; and (d) it will use its best efforts to list for quotation on the Nasdaq National Market, or such other over-the-counter quotation system on which the Common Stock may at any time be listed, or on any national securities exchange on which the Common Stock may at any time be listed, the Equity Securities, and will maintain such listing so long as any other shares of Equity Securities are so listed; and the Company shall use its best efforts to so list on the Nasdaq National Market, or such other over-the-counter quotation system, or each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of the Warrants if and so long as any shares of capital stock of the same class are traded on the Nasdaq National Market or such over-the-counter quotation system or listed on such national securities exchange, and any such quotation or listing will be at the Company's expense; PROVIDED, HOWEVER, that in no event shall such Equity Securities be issued, and the Company is authorized to refuse to honor the exercise of any Warrant, if such exercise would result in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any law.

    SECTION 10.    REDUCTION OF EXERCISE PRICE BELOW PAR VALUE

    Before taking any action that would cause an adjustment pursuant to
Section 6 hereof reducing the portion of the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

    SECTION 11.    PAYMENT OF CERTAIN TAXES

    The Company covenants and agrees that it will pay when due and payable any and all federal and state documentary stamp and other original issue taxes which may be payable in respect of the original issuance of the Warrant Certificates, or any shares of Common Stock or other securities upon the exercise of Warrants. The Company shall not, however, be required (i) to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered for purchase or (ii) to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of any Warrant Certificate until any such tax shall have been paid, all such taxes being payable by the holder of such Warrant Certificate at the time of surrender.

    SECTION 12.    NOTICE OF CERTAIN CORPORATE ACTION

    In case the Company after the date hereof shall propose (i) to take a record of the holders of any class of securities for the purpose of determining the holders thereof that are entitled to receive any dividend or other distribution, rights to subscribe for or purchase any additional shares of any class of its capital stock or any other securities or property, any evidences of its indebtedness or assets, or any other rights or options, (ii) to effect any reclassification of Common Stock (other than a change in the par value of the Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, lease, transfer or other disposition of all or substantially all of its property and assets, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, or (iii) the commencement by any

"person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of a BONA FIDE tender offer or exchange offer in accordance with the rules and regulations of the Exchange Act to purchase shares of Common Stock of the Company, then, in each such case, the Company shall file with the Warrant Agent, and the Company, or the Warrant Agent on its behalf, shall mail (by first-class, postage prepaid mail) to all registered holders of the Warrant Certificates notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such dividend, distribution, offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein, and as of which the holders of record of the Company's Common Stock (or other securities) shall be entitled to exchange their shares of such Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, lease, transfer, other disposition, dissolution, liquidation, winding-up or other event, and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of Warrants which will be required as a result of such action, if applicable. Such notice shall be filed and mailed in the case of any action covered by clause (i) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clauses (ii) and (iii) above, at least 20 days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up, or exchange is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up or exchange.

    Failure to give any notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 12.

    SECTION 13.    DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANT CERTIFICATES,
                   ETC.

    The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of securities or other property through the exercise of such Warrants.

    The Warrant Agent shall keep copies of this Agreement available for inspection by Warrantholders during normal business hours at its Stock Transfer Office. Copies of this Agreement may be obtained upon written request addressed to the Warrant Agent at its Stock Transfer Office.

    SECTION 14.    WARRANTHOLDER NOT DEEMED A STOCKHOLDER

    No Warrantholder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatsoever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrantholder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 12 hereof), or to receive dividends or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt by the Warrant Agent of the Exercise Price and any other amounts payable upon such exercise.

    SECTION 15.    RIGHTS OF ACTION

    All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of any other holder of a Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

    SECTION 16.    AGREEMENT OF HOLDERS OF WARRANT CERTIFICATES

    Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

         A. The Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

         B. The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute and lawful owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    SECTION 17.    CANCELLATION OF WARRANT CERTIFICATES

    In the event that the Company shall purchase or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, such Warrant Certificate or Certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant

Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

    SECTION 18.    CONCERNING THE WARRANT AGENT

    The Company agrees to pay to the Warrant Agent from time to time, on demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses, including counsel fees, and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.

    SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

    Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 21 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

    In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

    SECTION 20.    DUTIES OF WARRANT AGENT

    The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

         A. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company or the Warrant Agent's in-house counsel), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; PROVIDED, HOWEVER, that the Warrant Agent shall have exercised reasonable care in the selection of such counsel. Fees and expenses of such counsel, to the extent reasonable, shall be paid by the Company.

         B. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or the President or a Vice President or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         C. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

         D. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         E. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any change in the number of shares of Common Stock for which a Warrant is exercisable required under the provisions of Section 6 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any

Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and non-assessable.

         F. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrant Certificates, as their respective rights or interests may appear.

         G. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         H. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer or President or a Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

         I. The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

         J. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct; PROVIDED, HOWEVER, that reasonable care shall have been exercised in the selection and continued employment of such attorneys, agents and employees.

         K. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificates or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

         L. The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful conduct.

    SECTION 21.    CHANGE OF WARRANT AGENT

    The Warrant Agent may resign and be discharged from all further duties and liabilities under this Agreement (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) upon 30 days' prior notice in writing mailed, by registered or certified mail, to the Company. The Company may remove the Warrant Agent or any successor warrant agent upon 30 days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within 15 days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Company shall fail to make such appointment within a period of 15 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company having capital and surplus of not less than $10,000,000 or a stock transfer company that is a registered transfer agent under the Exchange Act. After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent, within a reasonable time, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

    SECTION 22.    ISSUANCE OF NEW WARRANT CERTIFICATES

    Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

    SECTION 23.    NOTICES

    Notice or demand pursuant to this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows: Progenitor, Inc.,

1507 Chambers Road, Columbus, Ohio 43212, Attention: Douglass B. Given M.D., Ph.D., with a copy to Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, Attention: Gavin B. Grover, Esq.

    Subject to the provisions of Section 21, any notice pursuant to this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows: __________________________, Attention: Corporate Trust Department.

    Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, to the last address of such holder as it shall appear on the registers maintained by the Warrant Agent.

    SECTION 24     MODIFICATION OF AGREEMENT

    The Company and the Warrant Agent, without the consent of any Warrant holder, may supplement this Agreement in order to make any changes in this Agreement which the Warrant Agent has been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error contained herein, (ii) add to the covenants and agreements of the Company or the Warrant Agent in the Warrants such further covenants and agreements thereafter to be observed or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in the Warrants, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrants. In addition, this Agreement may be modified, supplemented or altered with the consent in writing of the holders of Warrants representing not less than 50% of the Warrants then outstanding, except that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or increase in the applicable Exercise Price therefor, or acceleration of the Expiration Date shall be made without the consent in writing of the registered holder of each Warrant. For the purposes of any amendment, modification or waiver hereunder, Warrants held by the Company or any affiliates shall be disregarded.

    Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment made in accordance with this Agreement will be conclusive and binding on all subsequent holders of such Warrant Certificate.

    As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by the first sentence of this Section.

    SECTION 25.    SUCCESSORS

    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

    SECTION 26.    GOVERNING LAW

    This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

    SECTION 27.    TERMINATION

    This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised or redeemed, except that the Warrant Agent shall account to the Company as to all Warrants outstanding and all cash held by it as of the close of business on the Expiration Date.

    SECTION 28.    BENEFITS OF THIS AGREEMENT

    Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, their respective successors and assigns hereunder, and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and assigns hereunder, and the registered holders of the Warrant Certificates.

    SECTION 29.    DESCRIPTIVE HEADINGS

    The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    SECTION 30.    COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                       PROGENITOR, INC.

                                       By:
                                          -------------------------------------

                                       Douglass B. Given M.D., Ph.D.

                                       President and Chief Executive Officer





                                       [WARRANT AGENT]

                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------

                                      EXHIBIT A

VOID AFTER 5:00 P.M. NEW YORK TIME ON _________________, 2002

                          WARRANTS TO PURCHASE COMMON STOCK

W________                  _________ Warrants

                           PROGENITOR, INC.

                           CUSIP 743188 10 4

    THIS CERTIFIES THAT FOR VALUE RECEIVED _____________________ or registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant initially entitles the registered holder thereof to purchase from Progenitor, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at any time prior to 5:00 p.m., New York Time, on ___________, 2002 or, if such Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the effective time of such redemption, at the stock transfer office of American Stock Transfer & Trust Company, Warrant Agent of the Company (the "Warrant Agent"), or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $______________. In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment or modification. The Company may redeem any or all outstanding and unexercised Warrants at any time after _______________, 1998 if the Market Price (as defined in the Warrant Agreement) equals or exceeds $________________ for each of the 30 consecutive trading days immediately preceding the third day before the date of notice of such redemption, upon 30 days' notice, at a price equal to $0.01 per Warrant.

    This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of _______________, 1997 ("Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 1507 Chambers Road, Columbus, Ohio 43212, Attention:
President and Chief Executive Officer.

    The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

    In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed in the Warrant Agreement that, among other things: (a) it will use its best efforts to the extent required under applicable law either (i) to maintain the effectiveness of the Registration Statement through the Expiration Date or until such time as no Warrants remain outstanding or (ii) to prepare and file with the Securities and Exchange Commission a registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement with respect to the Equity Securities to be delivered upon the exercise of the Warrants effective and current from the date of issuance thereof through the Expiration Date or until such earlier time as no Warrants remain outstanding; and (b) as expeditiously as possible, it will register or qualify the Equity Securities to be delivered upon exercise of the Warrants under the securities or Blue Sky laws of each jurisdiction in which such registration or qualification is necessary and use its best efforts to maintain all such registrations or qualifications in effect from the date of issuance thereof through the Expiration Date or until such earlier time as no Warrants remain outstanding; PROVIDED, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

    This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

    No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this

Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the receipt by the Warrant Agent of the Exercise Price.

    The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

    This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

    This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile signatures of the proper officers of the Company and a facsimile of its corporate seal to be imprinted hereon.

Dated:  _______________________, 1997.

                                  PROGENITOR, INC.

                                  By:
                                     ---------------------------------------
                                       President and Chief Executive Officer

                                  Attest:
                                         -----------------------------------
                                                      Secretary

Countersigned

------------------------------
            , as Warrant Agent
------------

By:
     -----------------------
     Authorized Officer

                       [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                  SUBSCRIPTION FORM



                       To Be Executed by the Registered Holder
                            in Order to Exercise Warrants

                                            The undersigned Registered Holder
hereby irrevocably elects to exercise _____________ of the Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

    PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER



                            ------------------------------

                            ------------------------------

                            ------------------------------

                            ------------------------------

                       [please print or type name and address]



    and be delivered to



                            ------------------------------

                            ------------------------------

                            ------------------------------

                            ------------------------------

                       [please print or type name and address]

    and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

    If applicable, the undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please leave blank or write "unsolicited" in the space below.



                                            ------------------------------------

                                                    (Name of NASD Member)





                                       Dated:
                                             ------------

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                                           Address


                                             -----------------------------------

                                                Taxpayer Identification Number


                                             -----------------------------------

                                                     Signature Guaranteed

    THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                      ASSIGNMENT

                       To Be Executed by the Registered Holder
                             in Order to Assign Warrants



    FOR VALUE RECEIVED,______________ hereby sells, assigns and transfers unto


    PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER



                                ----------------------

                                ----------------------

                                ----------------------

                                ----------------------

                       [please print or type name and address]

    __________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ______________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

                                         Dated:
                                               -------------


                                               ------------------------------

                                                    Signature Guaranteed


                                               ------------------------------

    THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.